Exhibit 2.2

             FIRST AMENDMENT TO AGREEMENT TO PLAN OF REORGANIZATION




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             FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


       THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "First Amendment") made as of the eighth day of September, 1997, among ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, VAL COR BANCORPORATION, INC. ("Val Cor"), a Colorado corporation having its principal office in Cortez, Colorado, VALLEY NATIONAL BANK OF CORTEZ ("Valley"), a national banking association organized under the laws of the United States, SKY VALLEY BANK CORP. (the "Company"), a Colorado corporation having its principal office in Alamosa, Colorado, THE FIRST NATIONAL BANK IN ALAMOSA (the "Bank"), a national banking association organized under the laws of the United States, RALPH H. OUTCALT ("Outcalt"), an adult resident of the State of Colorado, and DONALD J. WUCKERT ("Wuckert"), an adult resident of the State of Colorado

                          W I T N E S S E T H  T H A T :

       WHEREAS, Zions Bancorp, Val Cor, Valley, the Company, the Bank, Outcalt, and Wuckert (together the "Parties") have entered into that certain Agreement and Plan of Reorganization dated as of the twenty-fifth day of July, 1997 (the "Reorganization Agreement"), providing for the merger of the Company into Val Cor (the "Holding Company Merger"), whereby shares of the common stock of the Company will be converted into the right to receive an aggregate 573,135 shares of the common stock of Zions Bancorp, no par value ("Zions Bancorp Stock");

       WHEREAS, one of the conditions precedent to the obligations of Zions Bancorp, Val Cor, and the Company to consummate the Holding Company Merger and the obligations of Valley Bank and the Bank to consummate the merger of Valley Bank into the Bank (the "Bank Merger") is that on or before the Effective Date Zions Bancorp and the Company shall have received a written opinion of Duane, Morris & Heckscher LLP, or of another firm mutually agreeable to Zions Bancorp and the Company, applying existing law, that the reorganization contemplated by the Reorganization Agreement shall qualify as one or more reorganizations under section 368(a)(1) of the Internal Revenue Code of 1986 and the regulations and rulings promulgated thereunder (the "Tax Opinion");

       WHEREAS, Duane, Morris & Heckscher LLP has indicated to the Parties that it is willing to be engaged to render the Tax Opinion for a fee of $20,000, based upon the Agreement as it reads as of the date hereof and the facts known to it on the date hereof;

       WHEREAS, the Parties desire to apportion the cost of the Tax Opinion equally between Zions Bancorp and the shareholders of the Company;

       WHEREAS, the Parties desire to effectuate such an apportionment of cost by reducing the number of shares to be issued by Zions Bancorp to holders of the common stock of the Company by a number of shares of Zions Bancorp Stock with a value of one-half the cost of the Tax Opinion, based upon the valuation of $33.50 per share of Zions Bancorp Stock that the Parties are using for other purposes with regard to the Holding Company Merger;

       NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth and those set forth in the Reorganization Agreement, the Parties agree to amend, and accordingly do hereby amend, the Reorganization Agreement in the manner set forth below:

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       A. Section 1.2(a)(i) of the Reorganization Agreement, which begins "each holder of shares of Company Common Stock," is amended by striking the number 573,135 where it appears and by inserting in its place the number 572,836.

       B. Section 3.1 of Exhibit I of the Reorganization Agreement, which begins "Subject to the terms, conditions, and limitations set forth herein," is amended by striking the number 573,135 where it appears and by inserting in its place the number 572,836.

       C. This First Amendment may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the Parties. It shall not be necessary in making proof of this First Amendment or any counterpart hereof to produce or account for the other counterpart.

       D. This First Amendment shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                ZIONS BANCORPORATION



Attest:                                         By:
         -----------------------                      --------------------------






                                                VAL COR BANCORPORATION, INC.


Attest:                                         By:
         -----------------------                      --------------------------




                                                VALLEY NATIONAL BANK OF CORTEZ



Attest:                                         By:
         -----------------------                      --------------------------



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                                                SKY VALLEY BANK CORP.


Attest:                                         By:
         -----------------------                      --------------------------
                                                            Ralph H. Outcalt
                                                          Chairman of the Board



                                                THE FIRST NATIONAL BANK IN
                                                ALAMOSA


Attest:                                         By:
         -----------------------                      --------------------------
                                                           David E. Broyles
                                                             President and
                                                       Chief Executive Officer


                                                RALPH H. OUTCALT



                                                ----------------------


                                                DONALD J. WUCKERT



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